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                                                                    EXHIBIT 5.01

                                 March 31, 2000

HNC Software Inc.
5935 Cornerstone Court West
San Diego, CA  92121-3728

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about April 4, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 110,854 shares of your Common Stock, $0.001 par value (the "SHARES"), that are subject to issuance by you upon the exercise of stock options (collectively, the "ASSUMED OPTIONS") assumed by you under
(a) the Advanced Information Management Solutions, Inc. Stock Option Plan, as amended (the "AIM PLAN"); (b) the ONYX Technologies, Inc. 1999 Stock Plan, as amended (the "ONYX PLAN"); and (c) The Center for Adaptive Systems Applications, Inc. 1995 Stock Plan, as amended (the "CASA PLAN"). The AIM Plan, the ONYX Plan and the CASA Plan are (collectively referred to herein as the "ASSUMED PLANS" and each as an "ASSUMED PLAN.")

         In rendering this opinion, we have examined the following:

         (1) your registration statement on Form S-1 (Registration Number 33-91932) filed with and declared effective by the Commission on June 20, 1995, together with the Exhibits filed as a part thereof;

         (2) your registration statement on Form 8-A filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

         (3) the Registration Statement, together with the exhibits filed as a part thereof, including without limitation the AIM Plan, the Onyx Plan, the CASA Plan, the forms of stock option agreements and stock option exercise agreements used under the AIM Plan, the Onyx Plan and the CASA Plan that are attached as exhibits to the Registration Statement (collectively, the "ASSUMED OPTION AGREEMENTS"), which you have represented to us constitute the plans and agreements that apply to the Assumed Options;

         (4) the prospectus prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

         (6) the stock records that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you, verifying the number of such issued and outstanding securities);

         (7) the management certificates you delivered to us in connection with your acquisition of Advanced Information Management Solutions, Inc., ONYX Technologies, Inc. and The Center for Adaptive Systems Applications, Inc., addressed to us, dated February 24, 2000, March 21, 2000 and March 17, 2000, respectively, and the management certificate of even date herewith, each of which has been executed by you and contains certain representations; and

         (8) your Restated Certificate of Incorporation and Bylaws, both included as exhibits to the Registration Statement.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as

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originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and, with respect to the validity of your corporate actions and the requirements for the issuance of stock, the State of Delaware.

         Based upon the foregoing, it is our opinion that the Shares that may be issued and sold by you upon the exercise of the Assumed Options, when issued and sold in accordance with the applicable Assumed Plan and the applicable Assumed Option Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                                     Very truly yours,

                                                     /s/ FENWICK & WEST LLP

                                                     FENWICK & WEST LLP